FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Second Quarter 2024 Financial Results

HANOVER, Md. - June 6, 2024 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal second quarter ended April 27, 2024.

•Q2 Revenue: $910.8 million

•Q2 Net Income (Loss) per Share: $(0.12) GAAP; $0.27 adjusted (non-GAAP)

•Share Repurchases: Repurchased approximately 1.1 million shares of common stock for an aggregate price of $57.0 million during the quarter

"Our fiscal second quarter performance underscores the strength in our business amid a challenging near-term environment as service providers continue to work through existing inventory," said Gary Smith, president and CEO, Ciena. “With continued robust growth in bandwidth demand, we remain focused on extending our leadership in optical as a foundation for expanding our addressable market.”

For the fiscal second quarter 2024, Ciena reported revenue of $910.8 million as compared to $1.13 billion for the fiscal second quarter 2023.

Ciena's GAAP net loss for the fiscal second quarter 2024 was $(16.8) million, or $(0.12) per diluted common share, which compares to a GAAP net income of $57.7 million, or $0.38 per diluted common share, for the fiscal second quarter 2023.

Ciena's adjusted (non-GAAP) net income for the fiscal second quarter 2024 was $39.4 million, or $0.27 per diluted common share, which compares to an adjusted (non-GAAP) net income of $110.4 million, or $0.74 per diluted common share, for the fiscal second quarter 2023.

Fiscal Second Quarter 2024 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results (unaudited)
	Q2	Q2	Period Change
	FY 2024	FY 2023	Y-T-Y*
Revenue	$910.8	$1,132.7	(19.6)%
Gross margin	42.7%	43.1%	(0.4)%
Operating expense	$392.6	$384.9	2.0%
Operating margin	(0.4)%	9.1%	(9.5)%

	Non-GAAP Results (unaudited)
	Q2	Q2	Period Change
	FY 2024	FY 2023	Y-T-Y*
Revenue	$910.8	$1,132.7	(19.6)%
Adj. gross margin	43.5%	43.7%	(0.2)%
Adj. operating expense	$333.9	$338.1	(1.2)%
Adj. operating margin	6.8%	13.8%	(7.0)%
Adj. EBITDA	$85.8	$180.6	(52.5)%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment (unaudited)
	Q2 FY 2024		Q2 FY 2023
	Revenue	%**	Revenue	%**
Networking Platforms
Optical Networking	$560.2	61.5	$784.5	69.3
Routing and Switching	116.1	12.7	130.4	11.5
Total Networking Platforms	676.3	74.2	914.9	80.8

Platform Software and Services	85.4	9.4	69.4	6.1

Blue Planet Automation Software and Services	14.4	1.6	20.6	1.8

Global Services
Maintenance Support and Training	77.4	8.5	73.2	6.5
Installation and Deployment	43.8	4.8	39.5	3.5
Consulting and Network Design	13.5	1.5	15.1	1.3
Total Global Services	134.7	14.8	127.8	11.3

Total	$910.8	100.0	$1,132.7	100.0
** Denotes % of total revenue

Additional Performance Metrics for Fiscal Second Quarter 2024

	Revenue by Geographic Region (unaudited)
	Q2 FY 2024		Q2 FY 2023
	Revenue	% **	Revenue	% **
Americas	$662.9	72.8	$794.4	70.1
Europe, Middle East and Africa	155.8	17.1	173.4	15.3
Asia Pacific	92.1	10.1	164.9	14.6
Total	$910.8	100.0	$1,132.7	100.0

** Denotes % of total revenue
•One 10%-plus customer represented a total 13.8% of revenue
•Cash and investments totaled $1.42 billion
•Cash flow from operations totaled $58.5 million
•Average days' sales outstanding (DSOs) were 98

•Accounts receivable, net balance was $840.1 million
•Unbilled contract asset, net balance was $151.9 million
•Inventories totaled $1.02 billion, including:
◦Raw materials: $638.9 million
◦Work in process: $68.2 million
◦Finished goods: $331.3 million
◦Deferred cost of sales: $43.7 million
◦Reserve for excess and obsolescence: $(59.5) million
•Product inventory turns were 1.6
•Headcount totaled 8,627

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Second Quarter 2024 Results
Today, Thursday, June 6, 2024, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website certain related supporting materials for its unaudited fiscal second quarter 2024 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission ("SEC") filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "Our fiscal second quarter performance underscores the strength in our business amid a challenging near-term environment as service providers continue to work through existing inventory. With continued robust growth in bandwidth demand, we remain focused on extending our leadership in optical as a foundation for expanding our addressable market.”

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers, their spending and their businesses and markets; our ability to execute our business and growth strategies; the impact of macroeconomic conditions and global supply chain constraints or disruptions including increased supply costs and lead times; the impact of the introduction of new technologies by us or our competitors; seasonality and the timing and size of customer orders, their delivery dates and our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; changes in foreign currency exchange rates; factors beyond our control such as natural disasters, climate change, acts of war or terrorism, geopolitical tensions or events, including but not limited to the ongoing conflicts between Ukraine and Russia, and Israel and Hamas, and public health emergencies or epidemics, including the COVID-19 pandemic; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; cyberattacks, data breaches or other security incidents involving our enterprise network environment or our products; regulatory changes, litigation involving our intellectual property or government investigations; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including its Annual Report on Form 10-K filed with the SEC on December 15, 2023 and included in its Quarterly Report on Form 10-Q for the second quarter of fiscal 2024 to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a global leader in networking systems, services, and software. We build the most adaptive networks in the industry, enabling customers to anticipate and meet ever-increasing digital demands. For three-plus decades, Ciena has brought our humanity to our relentless pursuit of innovation. Prioritizing collaborative relationships with our customers, partners, and communities, we create flexible, open, and sustainable networks that better serve all users—today and into the future. For updates on Ciena, follow us on LinkedIn, X, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Year Ended
	April 27,	April 29,	April 27,	April 29,
	2024	2023	2024	2023
Revenue:
Products	$701,316	$935,330	$1,537,093	$1,813,045
Services	209,510	197,325	411,442	376,131
Total revenue	910,826	1,132,655	1,948,535	2,189,176
Cost of goods sold:
Products	415,732	541,883	882,204	1,042,220
Services	106,433	103,089	210,708	203,327
Total cost of goods sold	522,165	644,972	1,092,912	1,245,547
Gross profit	388,661	487,683	855,623	943,629
Operating expenses:
Research and development	195,380	189,993	382,649	371,723
Selling and marketing	124,071	125,083	252,229	248,890
General and administrative	49,573	50,939	104,256	101,835
Significant asset impairments and restructuring costs	15,655	8,153	20,626	12,451
Amortization of intangible assets	7,947	9,845	15,199	17,286
Acquisition and integration costs	—	857	—	3,415
Total operating expenses	392,626	384,870	774,959	755,600
Income (loss) from operations	(3,965)	102,813	80,664	188,029
Interest and other income, net	11,797	8,551	22,447	40,524
Interest expense	(23,861)	(23,889)	(47,637)	(39,759)
Income (loss) before income taxes	(16,029)	87,475	55,474	188,794
Provision for income taxes	820	29,821	22,776	54,899
Net income (loss)	$(16,849)	$57,654	$32,698	$133,895

Net Income (Loss) per Common Share
Basic net income (loss) per common share	$(0.12)	$0.39	$0.23	$0.90
Diluted net income (loss) per potential common share	$(0.12)	$0.38	$0.22	$0.89

Weighted average basic common shares outstanding	144,914	149,616	145,104	149,351
Weighted average dilutive potential common shares outstanding [1]	144,914	150,147	146,059	149,852

1 Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 1.0 million for the first six months of fiscal 2024, and (ii) 0.5 million for both the second quarter and first six months of fiscal 2023.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	April 27, 2024	October 28, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,091,289	$1,010,618
Short-term investments	165,620	104,753
Accounts receivable, net	840,131	1,003,876
Inventories, net	1,022,615	1,050,838
Prepaid expenses and other	421,692	405,694
Total current assets	3,541,347	3,575,779
Long-term investments	165,960	134,278
Equipment, building, furniture and fixtures, net	274,353	280,147
Operating lease right-of-use assets	30,210	35,140
Goodwill	444,917	444,765
Other intangible assets, net	184,941	205,627
Deferred tax asset, net	821,879	809,306
Other long-term assets	151,196	116,453
Total assets	$5,614,803	$5,601,495
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$332,106	$317,828
Accrued liabilities and other short-term obligations	355,258	431,419
Deferred revenue	196,989	154,419
Operating lease liabilities	16,138	16,655
Current portion of long-term debt	11,700	11,700
Total current liabilities	912,191	932,021
Long-term deferred revenue	80,365	74,041
Other long-term obligations	172,839	170,407
Long-term operating lease liabilities	28,513	33,259
Long-term debt, net	1,540,639	1,543,406
Total liabilities	2,734,547	2,753,134
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 144,199,201 and 144,829,938 shares issued and outstanding	1,442	1,448
Additional paid-in capital	6,245,248	6,262,083
Accumulated other comprehensive loss	(21,729)	(37,767)
Accumulated deficit	(3,344,705)	(3,377,403)
Total stockholders’ equity	2,880,256	2,848,361
Total liabilities and stockholders’ equity	$5,614,803	$5,601,495

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Six Months Ended
	April 27,	April 29,
	2024	2023
Cash flows provided by (used in) operating activities:
Net income	$32,698	$133,895
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	46,016	45,903
Share-based compensation expense	78,075	62,372
Amortization of intangible assets	20,726	23,600
Deferred taxes	(8,946)	(2,134)
Provision for inventory excess and obsolescence	23,152	12,691
Provision for warranty	8,629	13,577
Gain on equity investments, net	—	(26,455)
Other	11,509	11,331
Changes in assets and liabilities:
Accounts receivable	155,107	(116,914)
Inventories	5,346	(162,143)
Prepaid expenses and other	(37,441)	(41,511)
Operating lease right-of-use assets	6,111	7,644
Accounts payable, accruals and other obligations	(56,064)	(55,754)
Deferred revenue	48,641	68,818
Short and long-term operating lease liabilities	(9,010)	(10,748)
Net cash provided by (used in) operating activities	324,549	(35,828)
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(33,500)	(58,034)
Purchases of investments	(171,131)	(106,245)
Proceeds from sales and maturities of investments	83,013	123,251
Settlement of foreign currency forward contracts, net	(828)	(6,194)
Purchase of equity investments	(16,256)	—
Acquisition of business, net of cash acquired	—	(230,048)
Net cash used in investing activities	(138,702)	(277,270)
Cash flows provided by (used in) financing activities:
Proceeds from issuance of term loan, net	—	497,500
Payment of long term debt	(2,925)	(3,465)
Payment of debt issuance costs	(2,554)	(5,230)
Payment of finance lease obligations	(1,989)	(1,864)
Shares repurchased for tax withholdings on vesting of stock unit awards	(22,428)	(22,022)
Repurchases of common stock - repurchase program, net	(94,817)	—
Proceeds from issuance of common stock	16,876	14,656
Net cash provided by (used in) financing activities	(107,837)	479,575
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,659	6,867
Net increase in cash, cash equivalents and restricted cash	80,669	173,344
Cash, cash equivalents and restricted cash at beginning of period	1,010,786	994,378
Cash, cash equivalents and restricted cash at end of period	$1,091,455	$1,167,722
Supplemental disclosure of cash flow information
Cash paid during the period for interest, net	$45,782	$37,514
Cash paid during the period for income taxes, net	$29,193	$24,218
Operating lease payments	$9,964	$11,689
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$6,365	$4,618
Repurchase of common stock in accrued liabilities from repurchase program	$3,859	$—
Operating right-of-use assets subject to lease liability	$3,639	$6,177
Gain on equity investments, net	$—	$26,455

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements
(in thousands, except per share data) (unaudited)

	Quarter Ended
	April 27,	April 29,
	2024	2023
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$388,661	$487,683
Share-based compensation-products	1,760	1,155
Share-based compensation-services	3,344	2,659
Amortization of intangible assets	2,763	3,431
Total adjustments related to gross profit	7,867	7,245
Adjusted (non-GAAP) gross profit	$396,528	$494,928
Adjusted (non-GAAP) gross profit percentage	43.5%	43.7%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$392,626	$384,870
Share-based compensation-research and development	14,066	10,731
Share-based compensation-sales and marketing	11,166	8,755
Share-based compensation-general and administrative	9,875	8,468
Significant asset impairments and restructuring costs	15,655	8,153
Amortization of intangible assets	7,947	9,845
Acquisition and integration costs	—	857
Total adjustments related to operating expense	58,709	46,809
Adjusted (non-GAAP) operating expense	$333,917	$338,061

Income (Loss) from Operations Reconciliation (GAAP/non-GAAP)
GAAP income (loss) from operations	$(3,965)	$102,813
Total adjustments related to gross profit	7,867	7,245
Total adjustments related to operating expense	58,709	46,809
Total adjustments related to income (loss) from operations	66,576	54,054
Adjusted (non-GAAP) income from operations	$62,611	$156,867
Adjusted (non-GAAP) operating margin percentage	6.8%	13.8%

Net Income (Loss) Reconciliation (GAAP/non-GAAP)
GAAP net income (loss)	$(16,849)	$57,654
Exclude GAAP provision for income taxes	820	29,821
Income (loss) before income taxes	(16,029)	87,475
Total adjustments related to income from operations	66,576	54,054
Adjusted income before income taxes	50,547	141,529
Non-GAAP tax provision on adjusted income before income taxes	11,120	31,136
Adjusted (non-GAAP) net income	$39,427	$110,393

Weighted average basic common shares outstanding	144,914	149,616
Weighted average dilutive potential common shares outstanding [1]	146,268	150,147

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements
(in thousands, except per share data) (unaudited)

	Quarter Ended
	April 27,	April 29,
	2024	2023
Net Income (Loss) per Common Share
GAAP diluted net income (loss) per potential common share	$(0.12)	$0.38
Adjusted (non-GAAP) diluted net income per potential common share	$0.27	$0.74

1 Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 1.4 million and 1.0 million for the second quarter and first six months of fiscal 2024, respectively; and (ii) 0.5 million for both the second quarter and first six months of fiscal 2023.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA
(in thousands) (unaudited)

	Quarter Ended
	April 27,	April 29,
	2024	2023
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (loss) (GAAP)	$(16,849)	$57,654
Add: Interest expense	23,861	23,889
Less: Interest and other income, net	11,797	8,551
Add: Provision for income taxes	820	29,821
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	23,208	23,695
Add: Amortization of intangible assets	10,710	13,275
EBITDA	$29,953	$139,783
Add: Share-based compensation expense	40,211	31,768
Add: Significant asset impairments and restructuring costs	15,655	8,153
Add: Acquisition and integration costs	—	857
Adjusted EBITDA	$85,819	$180,561
* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities, the redesign of business processes and restructuring certain real estate facilities.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over an expected useful life.
•Acquisition and integration costs - primarily consist of financial, legal and accounting advisors' costs and employment-related costs related to Ciena's acquisitions in fiscal 2023.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 22.0% for both the fiscal second quarter 2024 and the fiscal second quarter 2023. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.